EVERS
&  HENDRICKSON  LLP
_______________________
155  MONTGOMERY STREET, 12TH FLOOR, SAN FRANCISCO, CA 94104     WILLIAM D. EVERS
                                                                          LAWYER

                                                           DIRECT (415) 772-8102
                                                             MAIN (415) 772-8100
                                 July  6,  1999             FAX  (415)  772-8101
                                                              evers@everslaw.com

VIA  US  MAIL
-------------
Mr.  Jon  Leonard
Chairman
California  Molecular  Electronics  Corp.
50  Airport  Parkway
San  Jose,  California  95110

Dear  Mr.  Leonard:

     You have asked us as counsel for California Molecular Electronics Corp., an Arizona corporation (the "Company"), for our opinion regarding the legality of the shares being cleared for registration with the Securities and Exchange Commission pursuant to the filing of a Registration Statement on Form SB-2 under the Securities Act of 1933. The Registration Statement is on behalf of the Company and covers 1,000,000 shares of the Common Stock of the Company.

     We have been asked to opine as to the legality of the securities being cleared. We have made reasonable inquiry and are of the opinion that the securities being cleared, will, when sold, be legally issued, fully paid and non-assessable.

     We are not opining as to any other statements contained in the Registration Statement, nor as to matters that occur after the date thereof.

                                   Sincerely,

                            /s/  EVERS & HENDRICKSON, LLP
                            -----------------------------
                            EVERS & HENDRICKSON, LLP




                          By: William D. Evers, Partner





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